February 20, 2007

Mr. Sam Schmidt

2202 Chatsworth Court

Henderson, NV 89074

Regarding:

Investment in SMAN; Restructure of Existing Note

Dear Mr. Schmidt:

This letter (this "Agreement") sets forth the principal terms and conditions upon which (1) you ("Schmidt") and/or your designated affiliates ("Schmidt Parties") will purchase $2 Million of the common shares of Standard Management Corporation, an Indiana corporation ("SMAN"); (2) SMAN will cancel and extinguish the Existing Note, as defined in Section 2 hereof, and issue to Schmidt and/or the Schmidt Parties the Replacement Note, as defined in Section 2 hereof; (3) SMAN will grant to Schmidt and/or the Schmidt Parties the SPI Secured Position (as defined in Section 2 below) and the TPI Secured Position (as defined in Section 2 below)in the Secured Real  Property and the Secured Personal Property, respectively, all as described in Section 2 hereof; (4) Schmidt and/or the Schmidt Parties will enter into option agreements for 5,000,000 shares with the persons and as otherwise provided in Section 5 below; and (5) SMAN will repay outstanding balances on two promissory notes as provided in Section 6 below.

          1.  Purchase of SMAN Common Shares.  Schmidt shall cause one or more of the Schmidt Parties to purchase, and SMAN shall sell and issue to the purchaser thereof, 20 Million SMAN Common Shares ("Purchased Common Shares"), at an aggregate purchase price of $2 Million or $.10 per common share, as follows:  (a) 3 Million of such Purchased Common Shares shall be purchased for an aggregate price of $300,000, payable by wire transfer to SMAN, on February 22, 2007 (the “First Purchase Installment”); (b) 10 Million of such Purchased Shares shall be purchased (the "Second Purchase Installment") for an aggregate price of $1,000,000, payable by wire transfer to SMAN, on or before the date which is twenty-four hours after the date upon which the SPI Secured Position has been provided by SMAN (the "SPI Target Closing Date"); and (c) the remaining 7 Million of such Purchased Shares shall be purchased (the "Third Purchase Installment") for an aggregate price of $700,000, payable by wire transfer to SMAN, on or before on or before the date which is twenty-four hours after the date upon which the TPI Secured Position has been provided by SMAN (the "TPI Target Closing Date.  The parties acknowledge that a portion of the proceeds of the Third Purchase Installment will be utilized to pay and satisfy certain secured indebtedness of

10689 North Pennsylvania          Indianapolis, IN  46280          tel 317.574.6200          web www.sman.com

SMAN and that the simultaneous release of such secured lender's liens shall be required in order for SMAN to provide the TPI Secured Position to Schmidt and/or the Schmidt Parties.  Simultaneous with the execution and delivery of this Agreement, Schmidt and/or, to the extent applicable, one or more of the Schmidt Parties who or which is the purchaser of the Purchased Shares, shall execute and deliver to SMAN, and SMAN shall execute and thereby accept and deliver to Schmidt and/or the Schmidt Parties and any such purchaser, the form of Subscription Agreement attached hereto as Exhibit A.

          2.  Cancellation and Extinguishment of Existing Note; Issuance of New Note.  Upon the consummation of the Second Purchase Installment, that certain $2.5 Million 6% Convertible Note due 2008, issued by SMAN to Schmidt on November 18, 2004 (the "Existing Note") and all obligations owing there under shall be cancelled and extinguished and, in exchange for and as a restructuring of the Existing Schmidt Note, SMAN shall issue to Schmidt and/or the Schmidt Parties, as the holder thereof, a replacement Note, in the principal amount of $2.5 Million and in the form attached hereto as Exhibit B (the "Replacement Note").  Upon its issuance, the Replacement Note shall be secured (the "SPI Secured Position") by a perfected first priority security interest in the real property described on Exhibit D attached hereto ("Secured Real Property").  To effect the SPI Secured Position: (i) SMAN and Schmidt and/or the Schmidt Parties shall enter into a mutually acceptable, commercially reasonable (which contains customary representations and warranties) form of Mortgage which grants to Schmidt and/or the Schmidt Parties such mortgage in the Secured Real Property, and (ii) SMAN shall deliver to Schmidt and/or the Schmidt Parties a reasonably acceptable title insurance policy in the face amount of $1.5 MM, insuring Schmidt’s (or his designee’s) first priority lien on such Secured Real Property (the “Title Policy”), and shall execute and deliver to Schmidt and/or the Schmidt Parties such other documents as are reasonably necessary to more fully perfect and record such interest in the Secured Real Property.  On the TPI Closing Date, the Replacement Note shall be secured (the “TPI Secured Position”) by a perfected first priority security interest in the personal property of SMAN and 100% of the shares of common stock of Precision Healthcare, Inc. described on Exhibit C attached hereto ("Secured Personal Property").  To effect the TPI Secured Position: (i) SMAN and Schmidt and/or the Schmidt Parties shall enter into a mutually acceptable, commercially reasonable (which contains customary representations and warranties) form of Security Agreement which grants to Schmidt and/or the Schmidt Parties such security interest in the Secured Personal Property; and (ii) SMAN shall execute and deliver to Schmidt and/or the Schmidt Parties such UCC financing statements and other documents as are reasonably necessary to more fully perfect and record such interests in the Secured Personal Property.

          3.  Board of Directors.  Commencing upon the consummation of the Second Purchase Installment, Schmidt shall at all times vote, and shall cause the Schmidt Parties to vote, the Purchased Common Shares for Schmidt and Dennis King to serve as directors of SMAN and the following directors to continue to serve as directors of SMAN throughout their remaining current terms:  Ronald D. Hunter, James H. Steane II and Dainforth B. French, Jr. This provision shall constitute a “voting agreement” under the Indiana Business Corporation Law, Ind. Code § 23-1 et. seq.) and shall be treated as such for all purposes.  Commencing upon the consummation of the Second Purchase

10689 North Pennsylvania          Indianapolis, IN  46280          tel 317.574.6200          web www.sman.com

Installment, SMAN, in turn, shall cause Schmidt or his designee to be appointed to serve as a member of the Board of Managers of Universal Healthcare Company, LLC.

          4.  Repurchase Obligation.  In the event that SMAN is unable, on or before the date which is 30 days after the date of this Agreement, to deliver to Schmidt and/or the Schmidt Parties the SPI Secured Position and the TPI Secured Position, then Schmidt or the Schmidt Parties, as applicable, shall be entitled to deliver written notice to SMAN of his or its desire to sell to SMAN the Purchased Shares purchased pursuant to the First Purchase Installment (the “Repurchase Notice”).  In the event that a Repurchase Notice is properly given to SMAN, SMAN shall repurchase such Purchased Shares from Schmidt or such Schmidt Parties, free and clear of all liens, claims and encumbrances, within 10 days of the Repurchase Notice at a price equal to $300,000 plus simple interest on such amount accruing at an annual rate of 6% from the date of this Agreement through the date of such repurchase.  SMAN’s obligations under this Section 4 are being secured by SMAN’s grant to Schmidt of a mortgage on the Secured Real Estate (the “Preliminary Mortgage”).  Simultaneously with the execution and delivery of this Agreement, SMAN is executing and delivering to Schmidt the Preliminary Mortgage and SMAN will use commercially reasonable efforts to cause the existing first mortgage in favor of Amerisource Bergen Corporation to be released so as to ensure that the Preliminary Mortgage becomes a first priority mortgage in favor of Schmidt. The parties agree that upon SMAN’s delivery of the SPI Secured Position and the TPI Secured Position to Schmidt and/or the Schmidt Parties, together with the Title Policy, the Preliminary Mortgage will be amended to reflect that such mortgage secures the Replacement Note.

          5.  Option.  Upon the consummation of the Second Purchase Installment, Schmidt and/or any applicable Schmidt Parties who or which purchase(s) the Purchased Common Shares, shall enter into one or more mutually acceptable, commercially reasonable, option agreements with the following persons, which options shall have a 24 month term and an exercise price of $.20 per share:

Number of Optioned Shares
Ronald D. Hunter	3,000,000
Mark B.L. Long	1,000,000
Martial R. Knieser, M.D.	1,000,000

          6.  Repayment of Other Notes.  Upon the earlier of (i) 15 days following the consummation of the Third Purchase Installment, or SMAN’s (ii) the consummation of SMAN’s sale of the common shares of Precision Healthcare, Inc. to Universal Healthcare Company, LLC, SMAN shall repay: (a) to Schmidt, the amounts of principal and interest owing to Schmidt under that certain promissory note in the original principal amount of $500,000 of which $100,000 of principal (plus accrued interest)  is still owing; and (b) to one or more Schmidt Parties (which are believed to be Schmidt’s parents, as holders), the amounts of principal and interest owing to such Schmidt Parties under that certain convertible promissory note in the original principal amount of $100,000 (plus accrued interest).

          7.  Miscellaneous.  This Agreement (a) is binding on the parties hereto and their respective heirs, successors and assigns; (b) may not be amended or modified except in writing executed by the parties hereto; (c) represents the entire

10689 North Pennsylvania          Indianapolis, IN  46280          tel 317.574.6200          web www.sman.com

understanding between the parties hereto regarding the subject matter hereof and all prior discussions and negotiations are merged into it; (d) shall be governed by, construed and enforced in accordance with the laws of the State of Indiana (excluding its conflicts of law principles); and (e) may be executed in counterparts, each of which shall be deemed an original and all of which, taken collectively, will represent on and the same instrument.

Please confirm that the foregoing is in accordance with your understanding by signing below and returning the enclosed duplicate of this Agreement to me, at which time the foregoing shall constitute a binding agreement.

Sincerely,

STANDARD MANAGEMENT CORPORATION

By:  _________________________________

Ronald D. Hunter

Title:  _________________________________

Chairman, President and CEO

Agreed to and accepted this 20th day of February, 2007

________________________________

Sam Schmidt

10689 North Pennsylvania          Indianapolis, IN  46280          tel 317.574.6200          web www.sman.com